EXHIBIT 1.4

                                  AMENDMENT TO
                 AGREEMENT AND DECLARATION OF TRUST, AS AMENDED

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                               PHOENIX SERIES FUND

                Certificate of Amendment to Declaration of Trust

         The undersigned, being all of the Trustees of the Phoenix Series Fund, a Massachusetts business trust (the "Trust") under a certain Declaration of Trust dated April 7, 1958, as amended from time to time (the "Declaration"), acting in accordance with certain implied powers vested in the Board of Trustees pursuant to Article II, Section 2.2 and acting pursuant to Article VII, Section
7.3 of the Declaration for the purpose of amending the name of the Phoenix U.S. Stock Fund Series, hereby further amend said Declaration and Trust, effective upon filing of this Certificate of Amendment in the office of the Secretary of State of the Commonwealth of Massachusetts, as follows:

1. The first paragraph of Section 4.2 of Article IV of the Declaration is hereby amended and restated to read as follows:

         "Without in any manner limiting the authority of the Trustees pursuant to Section 4.1 above, to establish and designate any further Series, the Trustees hereby divide the Shares of the Trust into seven Series and do further establish and designate those Series as the "Phoenix Aggressive Growth Fund Series", "Phoenix Balanced Fund Series", "Phoenix Convertible Fund Series", "Phoenix Growth Fund Series", Phoenix High Yield Fund Series", "Phoenix Money Market Series", and "Phoenix U.S. Government Securities Fund Series". All shares of the Series heretofore designated "Phoenix U.S. Stock Fund Series" shall hereafter constitute shares of the "Phoenix Aggressive Growth Fund Series".

2. The first paragraph of Section 4.8 of Article IV of the Declaration is hereby amended to add the phrase "as amended" after the words "described in Section 4.2, above" in the first sentence of such paragraph.

         Pursuant to Section 4.1 of Article IV of the Declaration, the Trustees hereby approve, ratify and confirm the classification of unissued shares of the Trust into such seven series and the respective classes thereof, and do further approve, ratify and confirm the classification of all shares of each Series and class thereof heretofore issued with respect to each such Series and class in the name of such Series and class.

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WITNESS our hands this 22nd day of May, 1996.


/s/C. Duane Blinn                            /s/Everett L. Morris
-------------------------------------        --------------------------------
C. Duane Blinn                               Everett L. Morris


/s/Robert Chesek                             /s/James M. Oates
-------------------------------------        -------------------------------
Robert Chesek                                James M. Oates


/s/E. Virgil Conway                          /s/Calvin J. Pedersen
-------------------------------------        ------------------------------
E. Virgil Conway                             Calvin J. Pedersen


/s/Harry Dalzell-Payne                       /s/Philip R. Reynolds
-------------------------------------        ------------------------------
Harry Dalzell-Payne                          Philip R. Reynolds


/s/Francis E. Jeffries                       /s/Herbert Roth, Jr.
-------------------------------------        ------------------------------
Francis E. Jeffries                          Herbert Roth, Jr.


/s/Leroy Keith, Jr.                          /s/Richard E. Segerson
-------------------------------------        ------------------------------
Leroy Keith, Jr.                             Richard E. Segerson


/s/Philip R. McLoughlin                      /s/Lowell P. Weicker, Jr.
-------------------------------------        ------------------------------
Philip R. McLoughlin                         Lowell P. Weicker, Jr.